Exhibit 10.2

Supplemental Incentive Savings Plan
Adoption Agreement

Amended & Restated effective April 1, 2025

Table of Contents

1.01	Preamble	3

1.02	Plan	4

1.03	Plan Sponsor	4

1.04	Employer	4

1.05	Administrator	4

1.06	Key Employee Determination Dates	4

2.01	Participation	5

3.01	Compensation	6

3.02	Bonuses	7

4.01	Participant Contributions	8

5.01	Employer Contributions	10

6.01	Distributions	13

7.01	Vesting	18

8.01	Unforeseeable Emergency	21

9.01	Investment Decisions	21

10.01	Trust	22

11.01	Termination Upon Change In Control	22

11.02	Automatic Distribution Upon Change In Control	23

11.03	Change In Control	23

12.01	Governing State Law	23

Appendix A		25

1.01 Preamble

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a)
☐ adopts a new plan as of [month, day, year]
(b)
☒ amends and restates its existing plan as of April 1, 2025 which is the Amendment Effective Date. Except as otherwise provided in Appendix A, all amounts deferred and elections made (unless modified) under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.

Original Effective Date: September 29, 2006 which was the date that The Western Union Company was spun off from First Data Corporation (the "Spin-Off Date"). The Plan was previously amended and restated effective as of April 1, 2018, and further amended and restated effective as of January 1, 2022.

Accounts transferred from the First Data Supplemental Incentive Savings Plan on the Spin-Off Date to this Plan included accrued liabilities contributed after December 31, 2004 plus related earnings and bookkeeping accounts for employer matching contributions, Service-Related Contributions and Incentive Savings Plan (ISP) Plus Contributions to the extent non-vested as of December 31, 2004, and for employer matching contributions, Service-Related Contributions and Incentive Savings Plan (ISP) Plus Contributions credited after December 31, 2004, plus related earnings, by Participants who are Business Employees.

“Business Employee” means a Transferred Employee or any other individual employed at any time on or prior to the Spin-Off Date by the Company or its Affiliates who has, as of the Spin-Off Date, or who, immediately prior to his or her termination of employment with all of First Data Corporation and its affiliates, had employment duties primarily related to the business of providing consumer to consumer money transfer services, consumer to business payment services, retail money order services and certain prepaid services. For purposes of this paragraph, "Transferred Employee" means an employee of First Data Corporation or any of its affiliates (other than the Company or any of its Affiliates) whose employment is transferred to the Company or any of its Affiliates immediately prior to the Spin-Off Date.

Pre-409A Grandfathering: ☐ Yes ☒ No

By executing this Adoption Agreement, the Plan Sponsor (as defined below) has adopted the Plan (as defined below) consisting of the Basic Plan Document along with this Adoption Agreement (and any exhibits or schedules attached hereto). The Plan Sponsor, by completing this Adoption Agreement has made the specific choices regarding plan design as set forth in the Adoption Agreement together with the detailed additional provisions set out in the Basic Plan Document. All capitalized terms used in this Adoption Agreement have the same meaning given in the Basic Plan Document.

1.02 Plan

Plan Name: The Western Union Company Supplemental Incentive Savings Plan

Plan Year: Calendar Year

1.03 Plan Sponsor

Name: The Western Union Company

Address: 7001 East Belleview Avenue, Denver, CO 80237

EIN #: 20-4531180

Fiscal Year: 1/1 – 12/31 (Calendar Year)

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market? ☒ Yes ☐ No

1.04 Employer

The Plan Sponsor or Affiliate authorized by the Plan Sponsor to participate in the Plan. Affiliate means any entity that is treated as a single employer together with the Plan Sponsor pursuant to Code § 414(b) or (c).

1.05 Administrator

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name: The Western Union Company’s Retirement Committee, or its successor

Address: 7001 East Belleview Avenue, Denver, CO 80237

Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06 Key Employee Determination Dates

The Employer has designated December 31 as the Identification Date for purposes of determining Key Employees.

The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Key Employees.

2.01 Participation

(a) ☒ Employees [complete (i), (ii) or (iii)]

(i) ☒ Eligible Employees are selected by the Employer and shall be limited to a select group of senior management or highly compensated employees. Eligibility to defer amounts under the Plan for any calendar year shall not confer the right to defer amounts for any subsequent year.

(ii) ☐ Eligible Employees are those employees of the Employer who satisfy the following criteria:

(iii) ☐ Employees are not eligible to participate.

(b) ☒ Directors [complete (i), (ii) or (iii)]

(i) ☐ All Directors are eligible to participate.

(ii) ☐ Only Directors selected by the Employer are eligible to participate.

(iii) ☒ Directors are not eligible to participate.

3.01 Compensation

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a) ☒ Compensation is defined as:

“Base Salary” means a Participant's annualized base salary, without taking into account (a) commissions, bonus amounts of any kind, reimbursements of expenses, income realized upon exercise of stock options or sales of stock, or (b) deferrals of income under this Plan or any other employee benefit plan of the Plan Sponsor or an Affiliate

“Bonus” means the payout amount earned by a Participant under one of the Plan Sponsor's annual bonus or incentive compensation plans, but shall not include any amount paid pursuant to The Western Union Company 2024 Long-Term Incentive Plan or any successor plan.

"Salary" means a Participant's Base Salary plus commissions and incentive compensation, other than Bonus or Performance Grants, paid to the Participant for personal services rendered by the Participant to the Employer or an Affiliate during a calendar year.

(b) ☐ Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c) ☐ Director Compensation is defined as:

(d) ☐ Compensation shall, for all Plan purposes, be limited to $ .

(e) ☐ Not Applicable.

3.02 Bonuses

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

[Will be treated as]
Type	Performance Based Compensation
	Yes	No
Performance Incentive Plan	☐	☒
	☐	☐
	☐	☐
	☐	☐
	☐	☐

☐ Not Applicable.

4.01 Participant Contributions

If Participant contributions are permitted, complete (a) and (b). Otherwise complete (c).

(a) Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and/or “percentage amount”.

(i) Compensation other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Salary			5%	80%	1%
			%	%	%
			%	%	%

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii) Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Bonus			5%	80%	1%
			%	%	%
			%	%	%

(iii) Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max
		%	%	%

(iv) Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Retainer			%	%	%
Meeting Fees Other:			%	%	%
Other:			%	%	%

(b) Election Period

(i) Performance Based Compensation

A special election period

☒ May

☐ Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii) Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

☒ May

☐ May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he or she is eligible to participate in the Plan.

In the Employee's first year of participation, if the Bonuses for which the election is made is an annual bonus or is otherwise based on a specified performance period, then the Employee's Deferral election with respect to the Bonuses will apply only to the portion of the Bonus equal to the total amount of the Bonuses multiplied by the ratio of the number of days remaining in the performance period after the date of the Deferral agreement over the total number of days in the performance period.

The special election period, if applicable, will be determined by the Employer.

(c) No Participant Contributions

☐ Participant contributions are not permitted under the Plan.

5.01 Employer Contributions

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a) Matching Contributions
(i) Amount

For each Plan Year, the Employer shall make a matching contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A) ☐ [insert percentage]% of the Compensation the Participant has elected to defer for the Plan Year

(B) ☐ An amount determined by the Employer in its sole discretion

(C) ☐ Matching contributions for each Participant shall be limited to $ and/or [insert percentage]% of Compensation

(D) ☒ Other:

For any Plan Year in which a Participant is deferring amounts under the Plan, the Participant shall be credited with an amount equal to the excess (if any) of the amount described in (1) minus (2):

1. An Employer matching contribution on the Participant’s total deferrals under The Western Union Company Incentive Savings Plan and this Plan, calculated using eligible Compensation under this Plan, as determined by the Plan Sponsor, with a matching contribution formula of 100% on the first 3% of eligible Compensation deferred, and 50% on the next 2% of eligible Compensation deferred, if those Employer contributions were determined:

a.
Without regard to the limits imposed by Code Section 415; and
b.
Without regard to the limits imposed by Code Section 401(a)(17)

2. The maximum Employer contribution amount (either Employer matching contribution or Employer nonelective contribution, as applicable) that could be credited based on the Participant’s Compensation under The Western Union Company Incentive Savings Plan as adjusted by IRS limits and any employee voluntary deferrals credited to this Plan that reduced compensation below the Code Section 401(a)(17) limit.

provided, however, that the amounts credited to the Participant’s Account for any year pursuant to the foregoing shall not exceed the total employe matching or non-elective contributions that would be provided under the Incentive Savings Plan absent any plan-based restrictions that reflect limits on qualified plan contributions under the Code.

(E) ☐ Not Applicable [Proceed to Section 5.01(b)]

(ii) Eligibility for matching contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of matching contributions determined in accordance with Section 5.01(a)(i) provided he or she satisfies the following requirements [complete the ones that are applicable]:

(A) ☐ Describe requirements:

(B) ☒ Is selected by the Employer in its sole discretion to receive an allocation of matching contributions

(C) ☐ No requirements

(iii) Time of Allocation

Matching contributions, if made, shall be treated as allocated [select one]:

(A) ☐ As of the last day of the Plan Year

(B) ☐ At such times as the Employer shall determine in its sole discretion

(C) ☒ At the time the Compensation on account of which the matching contribution is being made would otherwise have been paid to the Participant

(D) ☐ Other:

(b) Other Contributions

(i) Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A) ☐ An amount equal to [insert percentage]% of the Participant’s Compensation

(B) ☒ An amount determined by the Employer in its sole discretion

(C) ☐ Contributions for each Participant shall be limited to $

(D) ☐ Other:

(E) ☐ Not Applicable [Proceed to Section 6.01]

(ii) Eligibility for Other Contribution

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he or she satisfies the following requirements [complete the one that is applicable]:

(A) ☐ Describe requirements:

(B) ☒ Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C) ☐ No requirements

(iii) Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A) ☐ As of the last day of the Plan Year

(B) ☒ At such times or times as the Employer shall determine in its sole discretion

(C) ☐ Other:

(c) No Employer Contributions

☐ Employer contributions are not permitted under the Plan.

6.01 Distributions

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a) Timing of Distributions

(i) All distributions shall commence in accordance with the following [choose one]:

(A) ☒ As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).

(B) ☐ Monthly on specified day [insert day]

(C) ☐ Annually on specified month and day [insert month and day]

(D) ☐ Calendar quarter on specified month and day [insert month and day] [insert numerical quarter 1, 2, 3, or 4]

(ii) The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

(A) ☐ Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for [insert number of months] months

(B) ☐ Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases

(C) ☐ Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

(D) ☒ Not applicable

(b) Distribution Events

(i) Participant Contributions under Section 4.01(a)

Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

			Lump Sum	Installments

(A)	☒	Specified Date (MM/DD/YYYY)	☒	1-10 years

(B)	☐	Specified Age	☐	years

(C)	☐	Separation from Service	☐	years

(D)	☐	Separation from Service plus 6 months	☐	years

(E)	☒	Separation from Service plus 0, 1, 2, 3,	☒	1-10 years
4 or 5 years

(F)	☐	Retirement	☐	years

(G)	☐	Retirement plus 6 months	☐	years

(H)	☐	Retirement plus 12 months	☐	years

(I)	☐	Disability	☐	years

(J)	☐	Death	☐	years

(K)	☐	Change in Control	☐	years

The minimum deferral period for Specified Date or Specified Age event shall be 4 years.

Installments may be paid [select each that applies]

☐ Monthly

☒ Quarterly

☐ Semi-Annually

☒ Annually

(ii) Employer Contributions under Section 5.01(a) and (b)

Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

			Lump Sum	Installments

(A)	☒	Specified Date	☒	1-10 years

(B)	☐	Specified Age	☐	years

(C)	☐	Separation from Service	☐	years

(D)	☐	Separation from Service plus 6 months	☐	years

(E)	☒	Separation from Service plus 0, 1, 2, 3,	☒	1-10 years
4 or 5 years

(F)	☐	Retirement	☐	years

(G)	☐	Retirement plus 6 months	☐	years

(H)	☐	Retirement plus 12 months	☐	years

(I)	☐	Disability	☐	years

(J)	☐	Death	☐	years

(K)	☐	Change in Control	☐	years

The minimum deferral period for Specified Date or Specified Age event shall be 4 years.

Installments may be paid [select each that applies]

☐ Monthly

☒ Quarterly

☐ Semi-Annually

☒ Annually

(c) Specified Date and Specified Age elections may not extend beyond age [insert age or “Not Applicable” if no maximum age applies].

(d) Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

Events		Form of Payment
		Lump Sum	Installments
☐	Separation from Service	☐
☐	Separation from Service before Retirement	☐
☒	Death	☒
☒	Disability	☒
☐	Not Applicable	☐

(e) Involuntary Cashouts

☒ If the Participant’s vested Account at the time of his or her Separation from Service does not exceed the applicable dollar amount under Code § 402(g)(1)(B), distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

☐ There are no involuntary cashouts.

(f) Retirement

☒ Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

Attains age 65

☐ No special definition of Retirement applies.

(g) Distribution Election Change

A Participant

☒ Shall

☐ Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.

A Participant shall generally be permitted to elect such modification 1 number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h) Frequency of Elections

The Plan Sponsor

☒ Has

☐ Has Not

elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he or she first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.

(i) Disability

For Purposes of Section 2.11 of the Plan, Disability shall be defined as

☐ Total disability as determined by the Social Security Administration or the Railroad Retirement Board.

☐ As determined by the Employer’s long term disability insurance policy.

☒ As follows [insert description of requirements]:

"Disability" means that the Participant (a) is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability or accident or health plan covering employees of the Employer and Affiliates.

☐ Not applicable.

7.01 Vesting

(a) Matching Contributions

The Participant’s vested interest in the amount credited to his or her Account attributable to matching contributions shall be based on the following schedule:

☒

Years of Service	Vesting %
0	0%	[insert "100" if there is immediate vesting]
1	25%
2	50%
3	75%
4	100%

☐ Other:

☐ Class year vesting applies:

☐ Not applicable.

(b) Other Employer Contributions

The Participant’s vested interest in the amount credited to his or her Account attributable to Employer contributions other than matching contributions shall be based on the following schedule:

☐

Years of Service	Vesting %
0%		[insert "100" if there is immediate vesting]
1%
2%
3%
4%
5%
6%
7%
8%
9%

☒ Other:

As determined by the Plan Sponsor at the time any discretionary contributions are made to the Plan

☐ Class year vesting applies:

☐ Not applicable.

(c) Acceleration of Vesting

The Participant’s vested interest in his or her Account will automatically be 100% upon the occurrence of the following events [select the ones that are applicable]:

(i) ☒ Death.

(ii) ☒ Disability.

(iii) ☐ Change in Control.

(iv) ☒ Eligibility for Retirement.

(v) ☒ Other:

Termination of the Plan

(vi) ☐ Not applicable.

(d) Years of Service

(i)
A Participant’s Years of Service shall include all service performed for the Employer and

☒ Shall

☐ Shall Not

include service performed for the Related Employer.

(ii)
Years of Service shall also include service performed for the following entities:
(iii)
Years of Service shall be determined in accordance with [select one]:

(A) ☐ The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B) ☐ The general method in DOL Reg. Sec. 2530.200b-1 through b-4

(C) ☐ Participant’s Years of Service credited under:
[insert name of plan]

(D) ☒ Other:

Means the number of completed years of uninterrupted service from a Participant's most recent date of hire; provided, however, that a Participant who is re-employed by the Employer or an Affiliate within 31 days of the date of a Separation from Service will be treated as having uninterrupted service during such period for purposes of Section 7.01 and a Participant who is re-employed by the Employer or an Affiliate within one year of the date of a Separation from Service will receive credit for the Years of Service they accumulated on or before their prior Separation from Service for purposes of Section 7.01. Years of Service also includes: (a) periods the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months, or if longer, so long as the Participant retains the right to reemployment with the Employer or an Affiliate under an applicable statute or contract; and (b) prior service with certain acquired companies or other affiliated companies provided the prior service is negotiated for in the applicable acquisition agreement. In the absence of such provision in the applicable acquisition agreement and subject to a determination by the Committee, Years of Service may include prior service recognized by the acquired company or other company affiliated with the acquired company immediately preceding the effective sale date of the applicable acquisition agreement.

(iv) ☐ Not applicable.

8.01 Unforeseeable Emergency

(a)
A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

☒ Will

☐ Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)
Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

☒ May, at the discretion of the Plan Sponsor

☐ Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01 Investment Decisions

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

(a) ☒ The Participant or his or her Beneficiary

(b) ☐ The Employer

10.01 Trust

The Employer [select one]:
☐ Does

☒ Does Not

intend to establish a trust as provided in Article 11 of the Plan.

Upon the occurrence of any Potential Change in Control, the Plan Sponsor may in its discretion transfer to a Deferred Compensation and Benefits Trust ( "DCB Trust") an amount of cash, marketable securities, or other property acceptable to the trustee equal in value of up to 105% of the amount necessary to pay the Plan Sponsor's obligations with respect to Accounts under this Plan (the "Funding Amount"). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Plan Sponsor may make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan. Any amounts transferred to the DCB Trust under this paragraph shall, at any time prior to the consummation of a Potential Change in Control, be returned to the Plan Sponsor by the Trustee at the Plan Sponsor's request. The Plan Sponsor and any successor shall continue to be liable for the ultimate payment of Participants' Accounts.

Notwithstanding the immediately preceding paragraph, the Plan Sponsor will not transfer any cash, securities, or other property to the DCB Trust at a time when such a transfer would cause adverse tax consequences under Code § 409A.

11.01 Termination Upon Change In Control

The Plan Sponsor
☒ Reserves

☐ Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02 Automatic Distribution Upon Change In Control

Distribution of the remaining vested balance of each Participant’s Account

☐ Shall

☒ Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03 Change In Control

A Change in Control for Plan purposes is subject to the terms defined in Section 2.7.

12.01 Governing State Law

The laws of Colorado shall apply in the administration of the Plan to the extent not preempted by ERISA.

Execution Page

The Plan Sponsor has caused this Adoption Agreement to be executed this 28th day of March, 2025.

Plan Sponsor : The Western Union Company

By : /s/ Jana Huntsman

Title : VP, Global Benefits

Appendix A

Special Effective Dates
Not Applicable